Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 21, 2013, relating to the financial statements and financial highlights, which appear in the December 31, 2012 Annual Report to Shareholders of Columbia Variable Portfolio – Strategic Income Fund, Columbia Variable Portfolio – Small Company Growth Fund, Columbia Variable Portfolio – Small Cap Value Fund, Columbia Variable Portfolio – Select Large Cap Growth Fund, Columbia Variable Portfolio – Asset Allocation Fund, Columbia Variable Portfolio – Contrarian Core Fund, Variable Portfolio – Eaton Vance Global Macro Advantage Fund and Variable Portfolio – Goldman Sachs Commodity Strategy Fund (eight of the funds constituting Columbia Funds Variable Insurance Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 26, 2013